 Exhibit 99.1
Medovex Corporation Receives CE Mark Approval for DenerveX™ System

Highly Disruptive and Patented Less Invasive Device with Faster Recovery Time than Current Surgical Treatment Options Approved for Sale in Europe

ATLANTA, GA--(Marketwired – June 5, 2017) - Medovex Corp. (NASDAQ: MDVX), (“Medovex” or the “Company”), a developer of medical technology products, today announced it has received CE Mark approval for the DenerveX™ System allowing the Company to market the DenerveX System in Europe.

Patrick Kullmann, Medovex President and COO, stated, "We are clearly pleased to have accomplished this important milestone not just for our shareholders, but for all of those suffering from often debilitating lower back pain associated with Facet Joint Syndrome. The CE Mark indicates a product’s compliance with applicable EU regulations and enables the commercialization of the DenerveX System in European Countries.”

Kullmann continued, “We look forward to initiating sales in the future through our already established international distribution network being able to offer surgeons, pain management specialists and patients an alternative, more cost effective and less invasive treatment option to the current surgical forms of treatment. The CE Mark is clearly the most significant milestone achieved in the company’s history to date.”

Facet Joint Syndrome (FJS), also known as spinal osteoarthritis, spinal arthritis, or facet joint osteoarthritis, is a significant health and economic problem in the United States and other countries in the EU and Rest of World affecting millions each year. Current treatment options are generally temporary and there is no proven long-lasting option for FJS.

The DenerveX System is a highly differentiated technology. It denervates and removes capsular tissue from the Facet Joint in one single procedure. Treatment results from the combined effect of a deburring or polishing action and RF ablation treatment on the Facet Joint. Using this new technique, the slowly rotating burr removes the targeted facet joint synovial membrane and joint surface while the heat ablation destroys tissue and denudes any residual nervous and synovial membrane overlying the joint, effectively removing the end point sensory tissue of the joint.

Jarrett Gorlin, Medovex CEO, commented, "Design, development and commercialization of our flagship patented DenerveX System has been years in the making. It was designed by surgeons for surgeons to be less invasive with faster recovery time than current surgical treatment options, and is designed to provide for a longer lasting treatment solution while offering potential savings to the health care system. We couldn’t be more pleased to have successfully reached this most important inflection point and look forward to moving into the commercialization phase of our business.”

The DenerveX System consists of the DenerveX Device Kit, containing a single use medical device and the DenerveX Pro-40 Power Generator. The DenerveX system is not yet FDA cleared.

About Medovex
Medovex was formed to acquire and develop a diversified portfolio of potentially ground breaking medical technology products. Criteria for selection include those products with potential for significant improvement in the quality of patient care combined with cost effectiveness. The Company's first pipeline product, the DenerveX device, is intended to provide long lasting relief from pain associated with facet joint syndrome at significantly less cost than currently available options. To learn more about Medovex Corp., visit www.medovex.com

Safe Harbor Statement
Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

CONTACT INFORMATION

● Medovex Corp.
   Jason Assad
   470-505-9905
   jassad@medovex.com

   CG CAPITAL
   877-889-1972
   investorrelations@cg.capital
   www.cg.capital